Exhibit 10.13
FIRST AMENDMENT TO THE
AVON DEFERRED COMPENSATION PLAN

          THIS FIRST AMENDMENT is made on this 6th day of December, 2001, by AVON PRODUCTS, INC., a corporation duly organized and existing under the laws of the State of New York
(the "Company").

WITNESSETH:

          WHEREAS, the Company maintains the Avon Deferred
Compensation Plan (the "Plan"), as amended and restated effective
January 1, 1998;

          WHEREAS, the Company now desires to amend the Plan's eligibility requirements; and

          WHEREAS, the Company now desires to change the type of Annual Bonus an eligible employee may defer.

          NOW, THEREFORE, effective December 31, 2001, the
Company hereby amends the Plan as follows:

1. By deleting Section 1(a) in its entirety and by substituting therefor the following:

"(a)	All or part of his or her annual cash bonus
awarded under the Company's Management Incentive Plan,
U.S. Incentive Plan or specified annual incentive awards (collectively referred to as 'Annual Bonus');"

2.	By deleting Section 2 in its entirety and by
substituting therefor the following:

"2.	Eligibility:  Any employee of the Company may
participate in the Plan who is on the U.S. payroll, eligible to participate in the Company's 1997 LTIP or successor long term incentive plan, and selected by the Company as eligible to participate in the Plan
(collectively referred to as 'Participants')."

Except as specifically amended hereby, the Plan shall remain in full force and effect as prior to this First Amendment.

IN WITNESS WHEREOF, the Company has caused this First
Amendment to be executed on the date first written above.

                                    AVON PRODUCTS, INC.

                                    By:  /s/Andrea Jung

ATTEST: /s/Gilbert L. Klemann, II   Title: Chief Executive Officer
By:
Title:  Secretary